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[LOGO]

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                               SERVICES AGREEMENT


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PARTNER: GLOBAL CROSSING BANDWIDTH, INC.
(referred to as "PARTNER" or "GLOBAL CROSSING")
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ADDRESS:
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PHONE:
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FAX:
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E-MAIL:
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WEB:
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     THIS SERVICES AGREEMENT (the "AGREEMENT") between JATO COMMUNICATIONS
CORP., a Delaware corporation with offices at 1099 18th Street, Suite 2200, Denver, Colorado 80202 ("JATO") and Partner contains the terms and conditions whereby Jato appoints Partner as a wholesaler of Jato's DSL Plus-TM- network services and permits Partner to order certain services from Jato pursuant to an order form, combine such services with Partner's service offering and distribute the combined services to its customers for consumption or for further redistribution. Partner and Jato may be referred to herein individually as a "PARTY" or together as the "PARTIES."

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         DULY AUTHORIZED REPRESENTATIVES of each party have executed this
Agreement as of the date indicated under their signatures.



JATO COMMUNICATIONS CORP.                        GLOBAL CROSSING BANDWIDTH, INC.

By: /s/ Gerald K. Dinsmore                       By: /s/ Brian V. Fitzpatrick
    -------------------------------------            --------------------------------------------------------
Printed Name: Gerald K. Dinsmore                 Printed Name: Brian V. Fitzpatrick
              ---------------------------                      ----------------------------------------------
Title:  President and C.E.O.                     Title: President North American Operations Carrier Services
       ----------------------------------              ------------------------------------------------------
Dated:                                           Dated: 2/23/00
       ----------------------------------              ------------------------------------------------------



                                                 By: /s/ Charles F. Barker
                                                     --------------------------------------------------------
                                                 Printed Name: Charles F. Barker
                                                               ----------------------------------------------
                                                 Title: C.F.O. Carrier Svcs.
                                                       ------------------------------------------------------
                                                 Dated: February 23, 2000
                                                       ------------------------------------------------------



                                           *** Text Omitted and Filed Separately
                                                Confidential Treatment Requested
                                          Under 17 C.F.R. Sections 200.80(b)(4),
                                                            200.83 and 240.24b-2

1.   DEFINITIONS.

     (a) "CUSTOMER" means a carrier or other customer of Partner or a customer of one of Partner's wholesale customers that utilizes a Jato End User Circuit through Partner to use Jato services.

     (b) "CUSTOMER PREMISE EQUIPMENT (CPE)" means that equipment that is required at the Customer's premise to utilize the Jato Services.

     (c) "END USER CIRCUIT" means a qualified copper loop leased by Jato from the incumbent or competitive local exchange carrier to a Customer's premise.

     (d) "JATO SERVICES" means Jato's services that Jato makes available to Partner for resale, as set forth in EXHIBIT A, which exhibit Jato may amend from time to time. Jato agrees to a review of pricing every [* * *] for the Services. If the pricing in this Agreement is found to be [* * *] per basic line or significant feature or function) than Jato's then current standard pricing for Services of the same type, size, network configuration and technical characteristics, Jato agrees to [* * *].

     (e) "SERVICE ORDER" means an order for Jato Services submitted by Partner on Jato's online order entry form.

2. NONEXCLUSIVE APPOINTMENT.
   Jato hereby appoints Partner, and Partner hereby accepts the appointment, as a nonexclusive wholesaler of Jato to promote the services as further provided herein. The Parties understand that this appointment is non-exclusive and that Jato may appoint other representatives, including without limitation value added resellers, and may use its own direct sales personnel to promote their own respective services other than to Customers.

3. JATO APPOINTMENT AND TARGETED MARKETS. Partner hereby appoints Jato and Jato hereby accepts the appointment as a nonexclusive preferred provider of DSL services for Partner and for customers of Partner. The Parties understand that this appointment is non-exclusive and that Partner may appoint other providers, including without limitation other DSL providers, as well as use its own affiliates. Jato will develop an OSS integration strategy which will enable Partner or Partner's Global Crossing affiliates to enter orders directly into Jato's provisioning queues from Global Crossing's in-house systems.

     Jato will develop service level commitments generally in the form attached as EXHIBIT C and pricing programs that will permit Global Crossing entities to promote DSL successfully in markets where Jato services are available. The parties shall revisit the service level commitments every [* * *] so as to assure that such commitments are responsive to competitive service level expectations. From time to time, Partner and Jato will reevaluate the markets identified in EXHIBIT D and revise the list of markets to reflect Jato's performance and the Global Crossing organization's then-current assessment of the value that Jato can bring to Global Crossing in additional markets.

4. PARTNER ESTIMATES:
   Partner is forecasting (but is not obligating itself to order) seventy five thousand (75,000) business-class DSL lines over a 5-year period, provided that the quality, reliability and price of such lines provided by Jato are competitive with other business DSL offerings available to Partner, and the service level agreements provided by Jato are consistent with what Partner offers to its customers and what Partner's customers offer to their end users. Except as otherwise agreed by the parties, each circuit ordered by Partner shall have no less than a one (1) year term commitment. The cities identified for this forecast are set out in Exhibit B.

5. JATO SERVICES PROMOTIONS AND ORDERS.
   Partner shall promote the Jato Services to its customers in joint Jato and Partner markets at such level of effort as Partner may determine in its sole discretion. Partner is authorized to include Jato's trade names, trademarks, service marks, titles and logos in Partner's marketing and sales materials when appropriate. Each Party may elect to provide a hot link to the other Party's Website from their respective Website, provided both Parties agree upon the framing and the information made available on and around the hot link. Partner shall submit Service Orders to Jato for the provision of Jato Services to be provided on behalf of Customers. Each Service Order will be submitted on Jato's online order entry form or another electronic interface as agreed upon by the Parties. The Service Orders will set forth the Jato Services ordered, the locations for delivery of same, and applicable term and/or minimum speed commitments and other terms and conditions as the parties may determine. Jato will use commercially reasonable efforts to confirm receipt of each Partner Service Order, within 24 hours of receipt, and to provision the Jato Services for the Customer in accordance with the Service Order. The prices and volume discounts for such Jato Services are set forth in EXHIBIT A. The provision of Jato Services and End User Circuits by Jato for Customers is subject to availability, including, but not limited to, availability of suitable facilities, collocation space and equipment.

6. CIRCUITS.

   (a) Upon receiving an order for an End User Circuit, Jato will use commercially reasonable efforts to provision an End User Circuit in accordance with the timeframes set out in the order. If Jato is unable to provision a circuit at the requested speed, Jato will use commercially reasonable efforts to provide the maximum available throughput rate for the requested circuit. Jato will notify Partner when the circuit has been provisioned and the throughput rate available. If an End User Circuit cannot be provided by the requested date, or an alternate maximum available throughput rate is unacceptable, Partner may cancel the order without penalty.


                                           *** Text Omitted and Filed Separately
                                                Confidential Treatment Requested
                                          Under 17 C.F.R. Sections 200.80(b)(4),
                                                            200.83 and 240.24b-2

     (b) Where: (1) Partner's ILEC affiliates agree, (2) such affiliates offer DSL lines in the specific area of interest to Jato, and (3) where Partner is not precluded from offering such lines to Jato, Jato will have the right to purchase [* * *] to be determined by both parties. Where Partner's non-ILEC affiliates agree, (2) [* * *] in the specific area of interest to Jato, and (3) [* * *] to Jato, [* * *] to be determined by both parties.

7. EQUIPMENT.
   Partner will provide all Customer Premise Equipment required to support the Jato Services provided to the Customers. Jato assumes no liability for Customer Premise Equipment provided by Partner. Partner, upon request, may purchase Customer Premise Equipment, installation and maintenance services from Jato under pricing, terms and conditions to be mutually agreed upon by the Parties.

8. PARTNER OBLIGATIONS.
   In connection with the performance of its obligations in this Agreement in a professional and businesslike manner, Partner agrees as follows:

     (a) Partner will obtain and maintain at its own expense any licenses, registrations, permits and approvals needed for it to perform its duties under this Agreement.

     (b) Partner is responsible for first level support to Customers and will provide prompt, reliable and competent technical and other assistance to Customers with respect to the Jato Services.

     (c) Partner will not knowingly provide, nor knowingly allow its Customers to provide, any content to Jato (or its network) that: (i) infringes on any third party's copyright, patent, trademark, trade secret or other proprietary rights or rights of publicity or privacy; (ii) violates any law, statute, ordinance or regulation (including without limitation the laws and regulations governing export control); (iii) is defamatory, trade libelous, unlawfully threatening or unlawfully harassing; (iv) is obscene or pornographic or contains child pornography; or (v) contains any viruses, trojan horses, worms, time bombs, cancelbots or other computer programming routines that are intended to damage, detrimentally interfere with, surreptitiously intercept or expropriate any system, data or personal information. In the event that Jato becomes aware of any such event, it will promptly advise Partner and the parties shall confer and agree upon the appropriate course of action to address the issue.

     (d) Partner will not, without Jato's prior written approval, make any representation, warranties or guarantees concerning the Jato Service other than as expressly set forth in this Agreement or in Jato's marketing materials.

9. JATO'S OBLIGATIONS.
   In connection with the performance of its obligations in this Agreement in a professional and businesslike manner, Jato agrees as follows:

     (a) Jato will provide reasonable commercial and technical assistance to Partner as may be necessary and appropriate to assist Partner in effectively carrying out its obligations under this Agreement.

     (b) Jato will obtain and maintain at its own expense any licenses, registrations, permits and approvals needed for it to perform its duties under this Agreement and provide the Jato Services.

     (c) Jato will, from time to time and subject to availability, provide to Partner and its agents sales promotion materials, technical manuals, sales aides and other materials helpful in the promotion of sales of the Jato Services.

     (d) Jato is responsible for maintaining End User Circuits. Jato reserves the right, from time to time, to interrupt service for maintenance reasons. Jato will provide at least 2 days written notice to Partner in advance of such interruptions, and Partner will not be entitled to compensation for such interruptions. Jato will cooperate with Partner to assure that any reasonable customer notification requirements of Partner with respect to service are met, and will seek to perform all maintenance during off-peak hours, and where possible during the period of the day of lowest usage.

      (e) Jato shall provide to end users through Partner and its customers Jato business DSL lines at a quality of service that is no lower than the quality of service generally offered by Partner to its customers in its own tariffs or service level agreements on all comparable dimensions. In the event that Partner is required to extend credits to its customers for failure to meet service level assurance provisions that are granted as a the result of Jato's failure to provide the requisite DSL quality of service, Jato shall extend credits to Partner that make Partner whole for the credits that Partner extends, as defined in the attached Service Level Agreement (Exhibit C.).

      (f) So long as Jato is provisioning one or more lines ordered by Partner or its wholesale carrier or other customers, and has access to customer information with respect to the end user for such line(s), Jato will not solicit such customers to purchase services or facilities that are being offered to such end user(s) by Partner or a customer of Partner, nor seek to have such end user(s) convert any service provided by Partner or its wholesale customer to Jato.


                                           *** Text Omitted and Filed Separately
                                                Confidential Treatment Requested
                                          Under 17 C.F.R. Sections 200.80(b)(4),
                                                            200.83 and 240.24b-2

10.  FEES AND PAYMENT.

     (a) Partner will pay all [* * *] incurred under this Agreement as well as all expenses associated with its office(s), employees and other activities utilized under this Agreement. Except to the extent that Partner provides Jato with appropriate tax exemptions certificates, any tax or tax-like fee or charge imposed by any governmental authority on, or measured by, the transactions between Jato and Partner (exclusive of taxes based on Jato's net income) will be paid by Partner in addition to the fees invoiced. (b) Jato will invoice Partner monthly in advance for all fees due, with the exception of installation, line provisioning, and pro-rated Jato Service charges, which will be billed in arrears. Partner may direct Jato to deliver invoices in any of the following formats: (i) a paper format (which will be the format for the billing in the event Partner does not direct Jato otherwise); (ii) a paper format summary with electronic transmission to provide the detailed information of the invoice; or
(iii) an electronic transmission.

     (b) Adjustments for the quantities of Jato Services established or discontinued in any billing period will be pro-rated to the number of days based on a 30-day month, and Jato will provide credit where appropriate. Jato will upon request and if available, furnish such detailed information as may reasonably be required for verification of the bill. In the event of a conflict regarding credits or credit adjustments, Partner must pay all amounts not in dispute and provide Jato with a written request for bill adjustment. Partner will have 90 days from its receipt of an invoice to dispute an invoice and, to the extent available, provide Jato with records and other materials that enable resolution of the dispute. In the event a dispute is not submitted within the allotted time frame, Partner will waive all rights to any billing adjustment for that invoice.

     (c) Jato will bill Partner for all existing End User Circuits up to the day of the month where Jato has disconnected the End User Circuit as requested by Partner. If Jato, upon receipt of an End User Circuit disconnection request, is unable to disconnect an End User Circuit on Partner's requested date, Jato will only bill Partner up to the requested disconnection date as specified on an End User Circuit disconnection request. If Partner cancels an End User Circuit prior to the completion of circuit set up, then, except as provided in paragraph 4 hereof, Partner is responsible to pay all line provisioning and installation fees incurred up to that point in time.

     (d) All invoices are due within 30 days following Partner's receipt of an invoice. If Partner makes late payment of any undisputed portion of the invoiced amount, or if Partner makes payment of any undisputed portion of the invoiced amount in funds that are not immediately available to Jato, then interest on the unpaid balance will begin accruing at a rate of one and one-half percent (1.5%) per month or the maximum allowed by law, whichever is less, and Partner will pay all collection costs incurred by Jato (including reasonable attorneys' fees). Partner will pay Jato the fees owed for services rendered regardless of whether Partner collects payment from Customers. All fees will be paid in U.S. Dollars.

11.  TERM AND TERMINATION.

     (a) TERM. The term of this Agreement will commence on the last date on which this Agreement is executed by a party and, unless earlier terminated as set forth below, continue for sixty (60) months. This Agreement will renew for additional one (1) year terms unless either Party gives the other Party written notice of termination at least 30 days prior to the end of the then-current term.

     (b) TERMINATION BY JATO. Jato may terminate this Agreement, but not the Jato Services or End User circuits already installed or ordered, by written notice immediately upon (i) a material breach by Partner of the terms of this Agreement, including, but not limited to, any default in Partner's payment obligations not cured within 30 days of Partner's receipt of written notice as to the nature of the breach; provided, however, that if Partner shall have commenced actions in good faith to cure such breach (other than a payment breach), which is not capable of being cured during such 30-day period, such period shall be extended (not in excess of 90 days from receipt of the notice) to allow Partner to continue such actions to cure such breach.

     (c) TERMINATION BY PARTNER: Partner may terminate this Agreement if Jato materially breaches the terms of this Agreement after providing thirty (30) days advance written notice of the breach to Jato unless Jato has cured such breach within such thirty (30) day period; provided, however, that if Jato shall have commenced actions in good faith to cure such breach, which is not capable of being cured during such 30-day period, such period shall be extended (not in excess of 90 days from receipt of the notice) to allow Jato to continue such actions to cure such breach. Partner may terminate this Agreement without extension of the 30-day cure period if Partner concludes, after consultation with Jato during such 30-day period, that the quality or reliability of Services provided by Jato to Partner or to its customers suffers from quality or reliability problems that are not likely to be cured within a reasonable time, and Partner further concludes that continuation of this Agreement would adversely impact its relationships with its customers who are or would receive Jato services.

     (d) EFFECT OF TERMINATION. Upon termination of this Agreement for any reason: (i) Partner will pay Jato all monies due for any services rendered by Jato pursuant to this Agreement as they accrue and become due; (ii) Partner's authority to sell Jato Services hereunder will cease; (iii) each Party will promptly return to the other all materials supplied hereunder; and (iv) each Party will cease all use of other's Trademarks and will return all of the other Party's property in its possession or control, including all copies thereof. Provided Partner continues to pay for the Jato



                                           *** Text Omitted and Filed Separately
                                                Confidential Treatment Requested
                                          Under 17 C.F.R. Sections 200.80(b)(4),
                                                            200.83 and 240.24b-2

Services for existing Customers and for orders pending at the time of termination (collectively, Existing Business), Jato will continue to provide the Jato Services in accordance with the terms of this Agreement for the Existing Business for a period of two years following the date of termination, or until such Existing Business is canceled by Partner, whichever occurs first. Jato and its other representatives will have the right after the termination of the Existing Business with respect to a Customer to deal with any and all persons and entities, including such Existing Business Customers or potential customers who dealt with Partner, without any liability or obligation of any kind to Partner. Each Party waives the benefit of any law or regulation providing compensation to it arising from the termination of or failure to renew this Agreement and each Party represents and warrants that such waiver is irrevocable and enforceable by the other Party.

12. CONFIDENTIALITY. In the performance of this Agreement, each party may have access to confidential, proprietary or trade secret information disclosed by the other party relating to software computer programs, object code, source code, marketing plans, business plans, financial information, specifications, flow charts and other data ("CONFIDENTIAL INFORMATION"). The receiving party will use such Confidential Information only for the purposes of this Agreement and will not copy, disclose, convey or transfer any of the Confidential Information or any part thereof to any third party, except as permitted under this Agreement. Neither Party will have any obligation with respect to Confidential Information that: (i) is or becomes generally known to the public by any means other than a breach of the obligations of a receiving party; (ii) was previously known to the receiving party or rightly received by a receiving party from a third party; or (iii) is independently developed by or for the receiving party without reference to the disclosing party's Confidential Information.

13. EACH PARTY'S MARKS. Each Party hereby grants to the other Party a limited, nonexclusive right to use the other Party's regular trade names, trademarks, service marks, titles and logos (the "LICENSED MARKS") in the advertising, promotion and sale of the Jato Services, PROVIDED THAT the specific Licensed Mark to be used and the nature of all such use of any Licensed Mark is with each Party's prior review and approval. Neither Party will make or permit alteration or removal of tags, labels, or identifying marks placed by the other Party on or within their respective Services, equipment or materials. Neither Party will use the other Party's trade names or abbreviations (with the exception of a logo or mark or graphic design provided by the other Party that indicates either Party is an authorized Partner of the other Party) in the other Party's corporate title or name or in any way that might result in confusion as to separate and distinct identities of each Party. Either Party may terminate the other's right to use all or any of its Licensed Marks at any time. Upon the expiration or earlier termination of this Agreement, the licenses granted herein regarding the Licensed Marks will immediately terminate and each Party will immediately cease and desist all use of the Licensed Marks.

14. OWNERSHIP. Each Party will retain all right, title and interest in and to all copyrights, patents, trademarks, trade secrets (including, but not limited to, customer lists, which lists will include, but not be limited to, lists of Customers hereunder), and all other intellectual property embodied in their respective Services or the Licensed Marks, including any improvements thereto or goodwill associated therewith. Customer related information shall be deemed the Confidential Information of Partner.

15. LIMITATION OF LIABILITY. NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL OR EXEMPLARY DAMAGES OF ANY KIND, INCLUDING WITHOUT LIMITATION ANY LOSS OF USE, LOSS OF BUSINESS OR LOSS OF PROFIT DAMAGES. UNDER NO CIRCUMSTANCES WILL EITHER PARTY'S LIABILITY TO THE OTHER FOR DAMAGES UNDER THIS AGREEMENT EXCEED THE AMOUNT PAID BY PARTNER TO JATO IN THE PREVIOUS TWELVE (12) MONTHS.

16. WARRANTY. JATO WARRANTS THAT THE JATO SERVICES SHALL BE PROVIDED IN ACCORDANCE WITH THE SERVICE LEVEL AGREEMENT ATTACHED HERETO AS EXHIBIT C AND MADE A PART HEREOF, AS WELL AS WITH INDUSTRY STANDARDS FOR DSL SERVICES. FURTHER, JATO WARRANTS THAT PARTNER'S OR ITS CUSTOMER'S USE OR THE SALE OF THE JATO SERVICES WILL NOT INFRINGE ANY THIRD PARTY'S INTELLECTUAL PROPERTY RIGHTS. JATO EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, ACCURACY, AND FITNESS FOR A PARTICULAR PURPOSE. JATO AND ITS SUPPLIERS MAKE NO WARRANTY THAT THE SERVICES WILL BE UNINTERRUPTED, TIMELY, SECURE OR ERROR FREE; NOR DOES JATO MAKE ANY WARRANTY AS TO THE RESULTS THAT MAY BE OBTAINED THROUGH THE JATO SERVICES.

17.      INDEMNIFICATION.

     (a) Except for claims arising out of the negligence or willful misconduct of Jato, Partner will indemnify and hold Jato (including all officers, directors, employees or agents thereof and their successors and assigns) harmless from and against and all third party claims, suits, losses, liabilities, damages, costs, fees and expenses (including reasonable attorneys' fees) brought against or incurred by Jato that arise from or relate to (i) Partner's or any Customer's improper use of the Jato Services, and (ii) any breach by Partner of any of its obligations under this Agreement.




                                           *** Text Omitted and Filed Separately
                                                Confidential Treatment Requested
                                          Under 17 C.F.R. Sections 200.80(b)(4),
                                                            200.83 and 240.24b-2

     (b) Except for claims arising out of the negligence or willful misconduct of Partner, Jato will indemnify and hold Partner (including all officers, directors, employees, affiliates or agents thereof and their successors and assigns) harmless from and against and all third party claims, suits, losses, liabilities, damages, costs, fees and expenses (including reasonable attorneys' fees) brought against or incurred by Partner that arise from or relate to any breach by Jato of any of its obligations or warranties under this Agreement.

18. FORCE MAJEURE. Neither party hereto shall be responsible for any failure to perform its obligations under this Agreement (other than obligations to pay money) if such failure is caused by acts of God, war, strikes, revolutions, earthquake, lack or failure of transportation, electrical or telecommunications facilities, laws or governmental regulations or other causes that are beyond the reasonable control of such party.

19. GENERAL.

     (a) INDEPENDENT CONTRACTOR. The relationship of the Parties shall be that of independent contractors. Neither Party nor its agents will have authority to make any agreement or incur any liability on behalf of the other Party, except as set forth in this Agreement.

     (b) NOTICE. Any notice required by this Agreement or given in connection with it, will be in writing and will be deemed given to the other party upon personal delivery, three days after mailing by certified mail, postage prepaid, or next day when sent by a recognized overnight delivery service to the address set forth on page one of this Agreement or such other address as a Party may designate in writing pursuant to this provision.

     (c) SEVERABILITY. If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

     (d) WAIVER. Failure or delay by either party to exercise any right, power, or privilege hereunder, will not operate as waiver thereof.

     (e) GOVERNING LAW. This Agreement will be construed and enforced in accordance with the laws of the state of Colorado.

     (f) ASSIGNMENT. Neither Party may assign this Agreement or any rights or obligations hereunder to a non-affiliated third party without the other Party's prior written consent, which consent shall not be unreasonably withheld. This Agreement shall transfer as a matter of law with respect to any change of control of a Party.

     (g) NO THIRD PARTY BENEFICIARIES. This Agreement benefits Partner and Jato; there are no third party beneficiaries.

     (h) ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the attached Exhibits constitutes the entire understanding between Partner and Jato with respect to the subject matter provided herein and supercedes any prior agreements or understandings excluding applicable tariffs. Amendments to this Agreement must be in writing and signed by authorized representatives of both Parties.

     (i) HEADINGS. Headings used in this Agreement are provided for convenience only and will not be used to construe meaning or intent.



                                           *** Text Omitted and Filed Separately
                                                Confidential Treatment Requested
                                          Under 17 C.F.R. Sections 200.80(b)(4),
                                                            200.83 and 240.24b-2

Pricing Grid: Business Grade DSL Services, with guaranteed SLA standards











Jato agrees to a review of pricing every [* * *] for the Services. If the pricing in this Agreement is found to be [* * *] than Jato's then current standard pricing for Services of the same type, size, network configuration and technical characteristics, Jato agrees to [* * *]. Jato pricing includes both DSL line and local loop pricing. Jato will be responsible for interconnection and associated costs between Jato's aggregated xDSL services for a given market and Partner's ATM service point.


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Speed             144            192             384            768             1100           1500
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Monthly Fee       [* * *]        [* * *]         [* * *]        [* * *]         [* * *]        [* * *]
--------------------------------------------------------------------------------------------------------



Service Level Agreement : See Exhibit C:
EXHIBIT D:  TARGETED MARKETS





                                           *** Text Omitted and Filed Separately
                                                Confidential Treatment Requested
                                          Under 17 C.F.R. Sections 200.80(b)(4),
                                                            200.83 and 240.24b-2

SERVICE LEVEL AGREEMENT: EXHIBIT C:

     CUSTOMER DIGITAL SUBSCRIBER LINE (DSL) SERVICE LEVEL AGREEMENT (SLA)
     ---------------------------------------------------------------------------

     This Service Level Agreement ("SLA") applies to the digital subscriber line service ("Network Services") provided by Jato Communications, Inc. ("Jato"). This SLA is subject to, and hereby incorporates by reference, the terms and conditions set out in the underlying agreement between Jato and Customer covering the Network Services (the "Network Services Agreement"). This SLA applies only to U.S. customers of Jato with term plan commitments of at least one (1) year and replaces any service parameters and credit provisions contained in any existing agreements between Jato and Customer with respect to the Network Services.

1.       DESCRIPTION OF COVERED NETWORK SERVICES

1.1 The Network Services consist of a permanently connected xDSL Internet access circuit for Customer locations within 18,000 feet of a Jato switch. The circuit will provide speeds ranging from 160 Kilobits per second to 1.55 Megabits per second for dedicated circuits that directly connect Customer's premise equipment to one of Jato's network access hubs ("Hub(s)") and which speeds are not affected by Customer's facilities or by traffic characteristics beyond the Jato network.

1.2 This SLA covers (i) the Jato router port in the Hub which connects directly to Customer's local access circuit, (ii) the Jato network backbone interconnecting the Hubs, (iii) supporting Jato systems which provide routing and other functions which enable Customer to logically interact with the network, and (iv) the local loop circuit between Customer's premise and the Hub if provided by Jato or a Jato affiliate, except for circuits where maintenance and conditioning is controlled by the local telephone company or another third party provider. This SLA covers only circuits located entirely in the contiguous United States.

1.3 This SLA specifically excludes Network Services issues of any kind related to (i) acts or omissions of Customer or any third party, (ii) customer premise equipment (whether or not provided by Jato), (iii) interconnections between Jato's network and any third party provider network (other than a local loop provided by Jato or its subsidiary or affiliate), (iv) Jato network maintenance, and (v) force majeure events (as defined in the Network Services Agreement). Network Services in such circumstances are not Covered Network Services.

2.  NETWORK SERVICES PARAMETERS AND CREDITS

2.1.     Network Monitoring

All Network Services parameters are monitored 24 hours per day, 7 days per week. Jato will inform Customer of all scheduled maintenance which could reasonably be expected to cause significant degradation in the Network Services at least two
(2) days prior to the planned maintenance. Generally, maintenance is scheduled between 12:00 AM and 4:00 AM local time at the Hub being serviced, or at other times of low network utilization generally.

2.2.     Network Availability

Jato Network Service is available [* * *] of the time when measured within its own network. A Covered Network Service shall be available [* * *] of the time to customers as measured by Jato on a monthly basis; otherwise, Customer becomes eligible for a credit as set forth below.

Upon Customer's timely request, Jato will calculate Customer's Network Unavailability in any calendar month. "Network Unavailability" shall mean the number of minutes that the Covered Network Service is unavailable for Customer's use in the contiguous United States, but does not include any unavailability continuing for sixty (60) minutes or less (or any unavailability which Customer fails to report to Jato within five (5) days of such occurrence), or which is otherwise excluded under paragraph 1.3 above. All claims of credits for Network Unavailability must be supported by one or more Jato trouble tickets that document the nature and duration of the problem. For each cumulative hour of Network Unavailability, or additional fraction thereof, Customer shall be entitled to a credit in an amount equal to the pro-rated charges for one (1) day of the applicable monthly recurring charge for the affected portion of the Covered Network Service.

2.3.     Latency

The Network Services parameter for monthly average round-trip latency for transmissions between Jato backbone Hubs shall be less than or equal to 85 milliseconds. The monthly average round-trip latency for transmissions within




                                           *** Text Omitted and Filed Separately
                                                Confidential Treatment Requested
                                          Under 17 C.F.R. Sections 200.80(b)(4),
                                                            200.83 and 240.24b-2
the DSL loop shall be less than or equal to 10 milliseconds. Latency shall be calculated by averaging measurements taken by Jato during a one (1) month period between Jato backbone Hubs and within the DSL loop. If the same latency parameter is not met by Jato in two (2) consecutive calendar months, the Customer shall be entitled to a credit in an amount equal to the pro-rated charges for one (1) day of the applicable monthly recurring charge for the affected portion of the Covered Network Service. For each consecutive month subsequent to such two (2) month period in which the Covered Network Service fails to meet the same latency parameter, Customer will receive an additional one (1) day credit. Once Jato determines that the Covered Network Service performance is within the latency parameters, Customer will receive no further credits.

2.4      Network Service Support

Jato will be responsive to customers seeking information with respect to their Network Service.

Jato will use commercially reasonable efforts to inform Customer of Network Services-affecting problems as soon after their occurrence as is practicable, provided Customer maintains current and accurate contact information with Jato. To the extent available, Jato will communicate the nature and scope of the problem, the actions being undertaken to resolve the problem and an estimate of when the problem will be resolved. Generally, problem escalation and mean time to respond (MTTR) are dependent on the priority of the problem and are addressed in accordance with the following schedule.




PRIORITY          REFERRAL TO LEC/IEC                                    MTTR
----------------------------------------------------------------------------------------
P1                Within 45 minutes                                      [* * *]
P2                Within 90 minutes                                      [* * *]
P3                Within 210 minutes                                     [* * *]
P4                Within 255 minutes                                     [* * *]



P1: major outage where multiple Jato customers are down in any one Metropolitan Service Area
P2:  Customer itself is without any service
P3: all components operational, but service significantly degraded or nearly unusable
P4:  less critical configuration or installation problems or questions


2.5.     Installation

Jato shall credit Customer's account for 100% of the installation charges paid or payable by Customer for any circuit that is not activated (i) within forty
(40) business days for 56k and DS-1 circuits, or (ii) within sixty (60) business days for DS-3 circuits. The installation intervals shall be measured from the date Jato acknowledges it has received a completed service order from the Customer which permits Jato to complete and activate the circuit (per Jato's records). No credits shall be provided for circuits ordered directly by Customer, or for circuits where the completed service order is modified by or at the initiative of Customer after it is originally completed. Installation credits are not available for OCX circuits under this SLA, nor are installation credits available for circuits to be installed in whole or in part by a local telephone company or any unaffiliated local provider.

2.6      Timing of Credits; Credits Not Cumulative

The credits made available to Customer under this SLA will be provided to Customer on its next bill, or as promptly thereafter as it can be provided after the qualification for the credit and its amount are determined. Credits that may be made available under this SLA are not cumulative with respect to any Covered Network Services. In no event shall the total of any credits established under this SLA for any month exceed the total recurring charge for the affected Covered Network Service for such month.

2.7      Tariffed Offerings

If any of the Network Services are or become a common carrier service that by law are subject to regulation, and they are provided under tariff, the service level parameters and credits that are applicable to Customer for any Covered Network Services otherwise covered under this SLA shall be those parameters and credits that are set out in the applicable tariff, which shall not be of a lower quality than what is stated here.




                                           *** Text Omitted and Filed Separately
                                                Confidential Treatment Requested
                                          Under 17 C.F.R. Sections 200.80(b)(4),
                                                            200.83 and 240.24b-2

EXHIBIT D: DEPLOYMENT CITIES

In the following cities Jato Communications is designated as a non-exclusive Global Crossing's Preferred Provider of DSL Services:

[* * *]
[* * *]
[* * *]
[* * *]
[* * *]
[* * *]
[* * *]
[* * *]
[* * *]
[* * *]
[* * *]
[* * *]
[* * *]
[* * *]
[* * *]
[* * *]
[* * *]
[* * *]
[* * *]
[* * *]
[* * *]
[* * *]

Based upon pricing and SLAs being met, Jato may also be designated as a non-exclusive preferred supplier of DSL Services in an additional market footprint covering the following cities currently not covered by Jato:



[* * *]   [* * *]   [* * *]   [* * *]   [* * *]                 [* * *]            [* * *]             [* * *]
[* * *]   [* * *]   [* * *]   [* * *]   [* * *]                 [* * *]            [* * *]             [* * *]
[* * *]   [* * *]   [* * *]   [* * *]   [* * *]                 [* * *]            [* * *]             [* * *]
[* * *]   [* * *]   [* * *]   [* * *]   [* * *]                 [* * *]            [* * *]             [* * *]
[* * *]   [* * *]   [* * *]   [* * *]   [* * *]                 [* * *]            [* * *]             [* * *]
[* * *]   [* * *]   [* * *]   [* * *]   [* * *]                 [* * *]            [* * *]             [* * *]
[* * *]   [* * *]   [* * *]   [* * *]   [* * *]                 [* * *]            [* * *]             [* * *]
[* * *]   [* * *]   [* * *]   [* * *]   [* * *]                 [* * *]            [* * *]             [* * *]







                                           *** Text Omitted and Filed Separately
                                                Confidential Treatment Requested
                                          Under 17 C.F.R. Sections 200.80(b)(4),
                                                            200.83 and 240.24b-2


[* * *]   [* * *]   [* * *]   [* * *]   [* * *]                 [* * *]            [* * *]             [* * *]
[* * *]   [* * *]   [* * *]   [* * *]   [* * *]                 [* * *]            [* * *]             [* * *]
[* * *]   [* * *]   [* * *]   [* * *]   [* * *]                 [* * *]            [* * *]             [* * *]
[* * *]   [* * *]   [* * *]   [* * *]   [* * *]                 [* * *]            [* * *]             [* * *]
[* * *]   [* * *]   [* * *]   [* * *]   [* * *]                 [* * *]            [* * *]             [* * *]
[* * *]   [* * *]   [* * *]   [* * *]   [* * *]                 [* * *]            [* * *]             [* * *]
[* * *]   [* * *]   [* * *]   [* * *]   [* * *]                 [* * *]            [* * *]             [* * *]
[* * *]   [* * *]   [* * *]   [* * *]   [* * *]                 [* * *]            [* * *]             [* * *]
[* * *]   [* * *]   [* * *]   [* * *]   [* * *]                 [* * *]            [* * *]             [* * *]
[* * *]   [* * *]   [* * *]   [* * *]   [* * *]                 [* * *]            [* * *]             [* * *]
[* * *]   [* * *]   [* * *]   [* * *]   [* * *]                 [* * *]            [* * *]             [* * *]
[* * *]   [* * *]   [* * *]   [* * *]   [* * *]                 [* * *]            [* * *]             [* * *]
[* * *]   [* * *]   [* * *]   [* * *]   [* * *]                 [* * *]            [* * *]             [* * *]





















                                           *** Text Omitted and Filed Separately
                                                Confidential Treatment Requested
                                          Under 17 C.F.R. Sections 200.80(b)(4),
                                                            200.83 and 240.24b-2